Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Lauren Armstrong	Cynthia Hiponia
Symantec Corp.	Symantec Corp.
(650) 448-7352	(650) 527-8020
Lauren_Armstrong@symantec.com	Cynthia_Hiponia@symantec.com

Symantec Reports Fiscal First Quarter 2019 Results

Q1 GAAP revenue was $1.156 billion, non-GAAP revenue was $1.165 billion

GAAP Diluted EPS was $(0.10), non-GAAP Diluted EPS was $0.34

Implementation of ASC 606 had a $0.03 positive impact to GAAP diluted EPS and a $0.01 positive impact to non-GAAP diluted EPS

Cash flow from operating activities for Q1 was $334M

MOUNTAIN VIEW, Calif. – August 2, 2018 – Symantec Corp. (NASDAQ: SYMC) today reported results for its first quarter fiscal year 2019 ended June 29, 2018.

“We are pleased with our revenue, earnings and cash flow from operations in the first quarter.” said Greg Clark, Symantec CEO. “We believe that Symantec is well positioned to execute against the opportunity in the cyber defense market.  Following a successful fiscal year 2018 in our Enterprise Security segment, first quarter fiscal year 2019 enterprise implied billings were below expectations due to longer than expected sales cycles for large, multi-product platform sales.  This pipeline management issue was isolated to North America.  In our Consumer Digital Safety segment, we were pleased to have strong revenue growth in the first quarter.  We have adjusted our guidance for the remainder of fiscal year 2019 to reflect our outlook on our business. We believe demand remains strong across our products and services and are confident in our long-term strategy to drive organic growth and leverage our scale, innovation and capital to create industry-leading platform solutions.”

Starting with the first quarter of fiscal 2019, Symantec reports its results under Accounting Standard Codification (“ASC”) 606.  We did not recast certain historical financial information as we elected to use the modified retrospective transition method.

To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The methods we use to produce non-GAAP results are not in accordance with GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP measures are provided below.

First Quarter Fiscal 2019 Financial Highlights (ASC 606)
•	GAAP revenue was $1.156 billion, non-GAAP revenue was $1.165 billion
•	GAAP operating margin of 0.1%, non-GAAP operating margin of 28.1%
•	GAAP Diluted EPS was $(0.10), non-GAAP Diluted EPS was $0.34
•	Cash flow from operations of $334 million

We are providing the following results of operations under the previous revenue recognition standard, ASC 605, in order to provide investors with a direct comparison to guidance and prior results.

First Quarter Fiscal 2019 Financial Highlights (ASC 605)
•	GAAP revenue was $1.151 billion, non-GAAP revenue was $1.160 billion
•	GAAP operating margin of (1.1)%, non-GAAP operating margin of 27.0%
•	GAAP Diluted EPS was $(0.13), non-GAAP Diluted EPS was $0.33

Second Quarter and Fiscal Year 2019 Guidance (ASC 606)

Second Quarter Fiscal 2019	GAAP	Non-GAAP
Revenue	$1,122M - $1,152M	$1,130M - $1,160M
Operating Margin	(1%) - 1%	26% - 28%
EPS (Diluted)	($0.08) - ($0.04)	$0.31 - $0.35
Fiscal Year 2019
Revenue	$4,640M - $4,760M	$4,670M - $4,790M
Operating Margin	4% - 5%	30%
EPS (Diluted)	($0.04) - $0.08	$1.47 - $1.57

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on September 12, 2018, to all shareholders of record as of the close of business on August 20, 2018.

Update of Previously Released Financial Results for Q4 and Fiscal Year 2018

Subsequent to the release of our financial results for the fourth quarter fiscal year 2018, consistent with SEC guidance on provisional reporting for accounting impacts of the Tax Cuts and Jobs Act (the “Act”), we have continued to update our analysis and refine our calculations of the effects of the enactment of the Act, including the impact of the one-time transition tax liability on the earnings of our foreign subsidiaries.  Due to the ongoing Audit Committee investigation, we have not yet filed our annual report on Form 10-K for fiscal year 2018, and our fourth quarter of fiscal year 2018 and subsequent periods remain open periods from an accounting perspective, subject to adjustment for material updates. In connection with our most recent quarterly reporting cycle, we have updated our fourth quarter and fiscal year 2018 provisional transition tax expense, resulting in a $15 million increase to our tax provision and a corresponding increase of long-term income taxes payable and income taxes receivable. Our financial results for the fourth quarter and fiscal year 2018 in our earnings materials posted to our investor relations website have been revised to reflect this adjustment. The computation of the one-time tax on the earnings of our foreign subsidiaries, as well as our net deferred tax liability and other aspects of the Act is based on our current understanding and assumptions regarding the impact of the Act, and may continue to change as additional clarification and implementation guidance is issued and as the interpretation of the Act evolves over time. This adjustment is solely related to the provisional impacts of the Act and is unrelated to the ongoing Audit Committee investigation.

Ongoing Audit Committee Investigation

As previously disclosed, Symantec’s Audit Committee is conducting an internal investigation in connection with concerns raised by a former employee regarding the Company’s public disclosures including commentary on historical financial results, its reporting of certain non-GAAP measures including those that could impact executive compensation programs, certain forward-looking statements, stock trading plans and retaliation. The investigation is ongoing.  The Company’s financial results and guidance may be subject to change based on the outcome of the Audit Committee investigation. At this time, the Company does not anticipate a material adverse impact on its historical financial statements for the third quarter of fiscal year 2018 and prior. As noted above, our fourth quarter of fiscal year 2018 and subsequent periods remain open periods from an accounting perspective, subject to adjustment for material updates.

For additional details regarding Symantec’s results and outlook, please see the Supplemental Information on the investor relations page of our website at: http://www.symantec.com/invest.

Conference Call
Symantec has scheduled a conference call for 5:00 p.m. ET / 2:00 p.m. PT today to discuss its results for its first quarter fiscal year 2019 ended June 29, 2018 and to review guidance. Interested parties may access the conference call through Symantec’s Investor Relations website at http://investor.symantec.com/investor-relations/events-calendar/. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early and give the operator conference ID number 7188405.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.
NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec, the Symantec logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the statements regarding the expected impact of the ongoing Audit Committee investigation, the information contained under the caption “Fiscal Year 2019 Guidance (ASC 606)” and the statements regarding Symantec’s other projected financial and business results, including demand for its products and services, Symantec’s enhanced capabilities, and Symantec’s continued cost and operating efficiencies. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: our ability to continue to integrate and fully achieve the expected benefits from acquired businesses; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates and the impact of the recently enacted tax reform legislation; the impact related to Symantec’s future adoption of the new revenue and other accounting standards; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Other risks include, but are not limited to, risks relating to the ongoing internal investigation by the Audit Committee, including: (i) the risk that the internal investigation may take longer to complete than expected (ii) the risk that the internal investigation identifies errors, which may be material, in the Company’s financial results, or impacts the timing of Company filings; and (iii) the risk of legal proceedings or government investigations relating to the subject of the internal investigation or related matters. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s most recent reports on Form 10-K and Form 10-Q.

USE OF NON-GAAP FINANCIAL INFORMATION: We use non-GAAP measures of adjusted revenues, operating margin, net income and earnings per share, which are adjusted from results based on GAAP to include certain purchase accounting adjustments and exclude certain expenses, gains and losses. Additionally, we provide the non-GAAP metric of implied billings.  These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information including Supplemental Information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets (1)
(In millions, unaudited)

	June 29, 2018	March 30, 2018 (2)
ASSETS
Current assets:
Cash and cash equivalents	$2,001	$1,774
Short-term investments	324	388
Accounts receivable, net	502	809
Other current assets	545	523
Total current assets	3,372	3,494
Property and equipment, net	758	778
Intangible assets, net	2,532	2,643
Goodwill	8,322	8,319
Other long-term assets	1,303	526
Total assets	$16,287	$15,760
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$170	$168
Accrued compensation and benefits	165	260
Contract liabilities (3)	2,137	2,356
Other current liabilities	439	369
Total current liabilities	2,911	3,153
Long-term debt	5,032	5,026
Long-term contract liabilities (3)	630	735
Deferred income tax liabilities	597	594
Long-term income taxes payable	1,110	1,124
Other long-term liabilities	83	87
Total liabilities	10,363	10,719
Total stockholders' equity	5,924	5,041
Total liabilities and stockholders' equity	$16,287	$15,760

(1) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q1 FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(2) Subsequent to the release of our financial results for the fourth quarter fiscal year 2018, consistent with SEC guidance on provisional reporting for accounting impacts of the Tax Cuts and Jobs Act (the “Act”), Symantec has continued to update our analysis and refine our calculations of the effects of the enactment of the Act, including the impact of the one-time transition tax liability on the earnings of our foreign subsidiaries.  As a result, we have updated our fourth quarter and fiscal year 2018 provisional transition tax expense, resulting in a $15 million non-cash, increase to our tax provision and a corresponding impact on long-term income taxes payable and income taxes receivable. Accordingly, we have updated our GAAP financial results for the fourth quarter and fiscal year 2018 in our earnings materials. There is no impact to our non-GAAP results.

(3) As a result of the new revenue recognition accounting standard (ASC 606), amounts we have previously referred to as deferred revenue are now referred to as contract liabilities, which consist of the total of what is now identified as deferred revenue and customer deposit liabilities in all schedules throughout this document.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations (1)
(In millions, except per share data, unaudited)

	Three Months Ended
	June 29, 2018	June 30, 2017
Net revenues	$1,156	$1,175
Cost of revenues	249	257
Gross profit	907	918
Operating expenses:
Sales and marketing	388	433
Research and development	236	233
General and administrative	133	149
Amortization of intangible assets	53	59
Restructuring, transition and other costs	96	88
Total operating expenses	906	962
Operating income (loss)	1	(44)
Interest expense	(52)	(84)
Other expense, net	(22)	(6)
Loss from continuing operations before income taxes	(73)	(134)
Income tax benefit	(6)	(24)
Loss from continuing operations	(67)	(110)
Income (loss) from discontinued operations, net of income taxes	4	(23)
Net loss	$(63)	$(133)
Income (loss) per share – basic and diluted:
Continuing operations	$(0.11)	$(0.18)
Discontinued operations	$0.01	$(0.04)
Net loss per share – basic and diluted	$(0.10)	$(0.22)
Weighted-average shares outstanding – basic and diluted	624	609

(1) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q1 FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended
	June 29, 2018	June 30, 2017
OPERATING ACTIVITIES:
Net loss	$(63)	$(133)
(Income) loss from discontinued operations, net of income taxes	(4)	23
Adjustments:
Amortization and depreciation	152	165
Impairment of long-lived assets	4	14
Stock-based compensation expense	113	147
Deferred income taxes	(42)	(62)
Other	(17)	26
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	321	188
Accounts payable	19	(32)
Accrued compensation and benefits	(74)	(68)
Contract liabilities	(106)	(21)
Income taxes payable	18	40
Other assets	(27)	3
Other liabilities	40	(39)
Net cash provided by continuing operating activities	334	251
Net cash used in discontinued operating activities	-	(38)
Net cash provided by operating activities	334	213
INVESTING ACTIVITIES:
Additions to property and equipment	(44)	(47)
Payments for acquisitions, net of cash acquired	(5)	(8)
Proceeds from maturities and sale of short-term investments	64	-
Other	(5)	1
Net cash provided by (used in) investing activities	10	(54)
FINANCING ACTIVITIES:
Repayments of debt	-	(2,010)
Net proceeds from sales of common stock under employee stock incentive plans	4	11
Tax payments related to restricted stock units	(42)	(61)
Dividends and dividend equivalents paid	(63)	(66)
Net cash used in financing activities	(101)	(2,126)
Effect of exchange rate fluctuations on cash and cash equivalents	(16)	26
Change in cash and cash equivalents	227	(1,941)
Beginning cash and cash equivalents	1,774	4,247
Ending cash and cash equivalents	$2,001	$2,306

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)
(Dollars in millions, except per share data, unaudited)

	Three Months Ended
	June 29, 2018			June 30, 2017
	Effect of Adoption
	ASC 606	of ASC 606	ASC 605	ASC 605
Net revenues	$1,156	$(5)	$1,151	$1,175
Contract liabilities fair value adjustment	9	-	9	53
Net revenues (Non-GAAP)	$1,165	$(5)	$1,160	$1,228
Operating income (loss)	$1	$(14)	$(13)	$(44)
Contract liabilities fair value adjustment	9	-	9	53
Stock-based compensation	113	-	113	147
Amortization of intangible assets	111	-	111	114
Restructuring, transition and other costs	96	-	96	88
Acquisition-related costs	2	-	2	19
Litigation settlement gain	(5)	-	(5)	-
Operating income (Non-GAAP)	$327	$(14)	$313	$377
Operating margin	0.1%		(1.1%)	(3.7%)
Operating margin (Non-GAAP)	28.1%		27.0%	30.7%
Net loss	$(63)	$(15)	$(78)	$(133)
Adjustments to income (loss) from continuing operations:
Contract liabilities fair value adjustment	9	-	9	53
Stock-based compensation	113	-	113	147
Amortization of intangible assets	111	-	111	114
Restructuring, transition and other costs	96	-	96	88
Acquisition-related costs	2	-	2	19
Litigation settlement	(5)	-	(5)	-
Non-cash interest expense	6	-	6	27
Loss from equity interest	29	-	29	-
Other income tax effects and adjustments	(63)	5	(58)	(117)
Total adjustment from continuing operations	298	5	303	331
Total adjustment from discontinued operations	(4)	-	(4)	23
Net income (Non-GAAP)	$231	$(10)	$221	$221
Diluted net income (loss) per share (3)	$(0.10)	$(0.03)	$(0.13)	$(0.22)
Adjustments to diluted net income (loss) per share
Contract liabilities fair value adjustment	0.01	-	0.01	0.09
Stock-based compensation	0.18	-	0.18	0.24
Amortization of intangible assets	0.18	-	0.18	0.19
Restructuring, transition and other costs	0.15	-	0.15	0.14
Acquisition-related costs	0.00	-	0.00	0.03
Litigation settlement	(0.01)	-	(0.01)	-
Non-cash interest expense	0.01	-	0.01	0.04
Loss from equity interest	0.05	-	0.05	-
Other income tax effects and adjustments	(0.10)	0.01	(0.09)	(0.19)
Total adjustment from continuing operations	0.48	0.01	0.49	0.54
Total adjustment from discontinued operations	(0.01)	-	(0.01)	0.04
Incremental dilution effect	(0.03)	0.01	(0.02)	(0.03)
Diluted net income per share (Non-GAAP)	$0.34	$(0.01)	$0.33	$0.33
Diluted weighted-average shares outstanding	624	-	624	609
Incremental dilution	47	-	47	55
Diluted weighted-average shares outstanding (Non-GAAP) (4)	671	-	671	664

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) We adopted the new revenue recognition accounting standard on (ASC 606) a modified retrospective basis during Q1 FY19. The results for Q1 FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(3) Net income per share amounts may not add due to rounding.
(4) Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods in which there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue to Non-GAAP Implied Billings (1) (2)
(In millions, unaudited)

	Three Months Ended
	June 29, 2018	June 30, 2017
Total Company Implied Billings (Non-GAAP)
Total revenue	$1,156	$1,175
Add: Contract liabilities (end of period)	2,767	2,794
Less: Contract liabilities (beginning of period)	(3,091)	(2,787)
Contract liabilities adjustment due to adoption of the new revenue recognition standard	157	-
Other Contract liabilities adjustments (3)	7	17
Implied billings (Non-GAAP)	$996	$1,199
Enterprise Security Implied Billings (Non-GAAP)
Total revenue	$556	$646
Add: Contract liabilities (end of period)	1,714	1,784
Less: Contract liabilities (beginning of period)	(1,998)	(1,791)
Contract liabilities adjustment due to adoption of the new revenue recognition standard	174	-
Other Contract liabilities adjustments (3)	7	17
Implied billings (Non-GAAP)	$453	$656
Consumer Digital Safety Implied Billings (Non-GAAP)
Total revenue	$600	$529
Add: Contract liabilities (end of period)	1,053	1,010
Less: Contract liabilities (beginning of period)	(1,093)	(996)
Contract liabilities adjustment due to adoption of the new revenue recognition standard	(17)	-
Implied billings (Non-GAAP)	$543	$543

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q1 FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(3) Other contract liabilities adjustments include contract liabilities acquired during the period and the change in contract liabilities related to Veritas discontinued operations.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Income and EPS (1)
(Dollars in millions, except per share data, unaudited)

Second Quarter Fiscal Year 2019
Revenue Guidance
GAAP revenue range	$1,122	-	$1,152
Adjustment:
Contract liabilities fair value adjustment	$8
Non-GAAP revenue range	$1,130	-	$1,160
Operating Margin Guidance and Reconciliation
GAAP operating margin	(1%)	-	1%
Adjustments:
Contract liabilities fair value adjustment	1%
Stock-based compensation	10%
Amortization of intangible assets	10%
Restructuring, transition and other costs	6%
Non-GAAP operating margin	26%	-	28%
Earnings Per Share Guidance and Reconciliation
GAAP diluted loss per share range (2)	($0.08)	-	($0.04)
Adjustments:
Contract liabilities fair value adjustment	$0.01
Stock-based compensation	$0.19
Amortization of intangible assets	$0.17
Restructuring, transition and other costs	$0.11
Other income and expense adjustments	$0.01
Income tax effects and adjustments	($0.08)
Incremental dilution effect	($0.02)
Non-GAAP diluted earnings per share range (2)	$0.31	-	$0.35
Fiscal Year 2019
Revenue Guidance
GAAP revenue range	$4,640	-	$4,760
Adjustment:
Contract liabilities fair value adjustment	$30
Non-GAAP revenue range	$4,670	-	$4,790
Operating Margin Guidance and Reconciliation
GAAP operating margin	4%	-	5%
Adjustments:
Contract liabilities fair value adjustment	1%
Stock-based compensation	10%
Amortization of intangible assets	9%
Restructuring, transition and other costs	6%
Non-GAAP operating margin (3)	30%	-	30%
Earnings Per Share Guidance and Reconciliation
GAAP diluted income (loss) per share range (2)	($0.04)	-	$0.08
Adjustments:
Contract liabilities fair value adjustment	$0.05
Stock-based compensation	$0.72
Amortization of intangible assets	$0.69
Restructuring, transition and other costs	$0.44
Other income and expense adjustments	$0.07
Income tax effects and adjustments	($0.38)		($0.40)
Incremental dilution effect	($0.08)
Non-GAAP diluted earnings per share range (2)	$1.47	-	$1.57
(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) GAAP income (loss) per share and adjustments per share are calculated using basic share count of 630 million and 634 million for Q2 FY19 and FY19, respectively. Non-GAAP income per share is calculated using diluted shares of 663 million and 667 million for Q2 FY19 and FY19, respectively.

(3) Amounts may not add due to rounding.

SYMANTEC CORPORATION
Appendix A
Explanation of Non-GAAP Measures

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Contract liabilities adjustment:  Our non-GAAP net revenues eliminate the impact of contract liabilities purchase accounting adjustments required by GAAP. GAAP requires an adjustment to the liability for acquired contract liabilities such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. These non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.

Stock-based compensation:  This consists of expenses for employee restricted stock units, performance based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP.  We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.

Amortization of intangible assets:  Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements.  Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.

Restructuring, transition and other costs:  Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include facilities and other exit and disposal costs, including asset write-offs. Transition costs are associated with formal discrete strategic information technology initiatives and primarily consist of consulting charges associated with our enterprise resource planning and supporting systems and costs to automate business processes.  In addition, transition costs include expenses associated with our divestitures. We exclude restructuring, transition and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Acquisition-related costs:  These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these cost from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.

Litigation settlement:  We may periodically incur charges or benefits related to litigation settlements.  We exclude these charges and benefits when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Non-cash interest expense and amortization of debt issuance costs:  In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.

Gain on divestitures:  We periodically recognize gains on divestitures, including in fiscal 2018 related to our WSS and PKI solutions. We have excluded these gains for purposes of calculating our non-GAAP results. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Gain (loss) from equity interest:  We record gains or losses in equity method investments representing net income or loss attributable to our noncontrolling interest in companies over which we have limited control and visibility.  We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing core results.

Income tax effects and adjustments:  Prior to the third quarter of fiscal 2018, we used a projected long-term non-GAAP tax rate that reflected the elimination of the effects of the non-GAAP adjustments to our operating results described above and significant discrete items, as well as certain unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas in order to provide better consistency across the interim financial reporting periods. Starting with the third quarter of fiscal 2018, as a result of U.S. tax reform, we use a non-GAAP tax rate that excludes (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) certain unique GAAP reporting requirements under discontinued operations and (4) the income tax effects of the non-GAAP adjustment to our operating results described above. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. Our tax rate is subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate.

Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from non-GAAP net income and segment results for all reported periods.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods that there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Implied billings:  We define implied billings as total revenue plus the change in adjusted contract liabilities. The change in contract liabilities excludes contract liabilities acquired or divested during the period as well as the change in contract liabilities related to discontinued operations that does not amortize to revenue from continuing operations. We consider implied billings to be a useful metric for management and investors because it facilitates an analysis of changes in contract liabilities balances that are an indicator of the health and visibility of our business. There are several limitations related to the use of implied billings versus revenue calculated in accordance with GAAP. First, implied billings include amounts that have not yet been recognized as revenue. Second, our calculation of implied billings may be different from other companies in our industry, some of which may not use implied billings, may calculate implied billings differently, may have different implied billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of implied billings as a comparative measure. We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating implied billings together with revenue calculated in accordance with GAAP.